Exhibit (j)

Liebman Goldberg & Drogin, LLP
595 Stewart Avenue, Suite 420
Garden City, NY 11530

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion of our independent audit report, dated March 13, 2006, in the Registration Statement being filed under the Securities Act of 1933 and the Investment company Act of 1940 by The Ehrenkrantz Trust, relating to the audited financial statements, as of December 31, 2005, referred to therein.

We also consent to the reference of the firm as independent certified public accountant.

Liebman Goldberg & Drogin, LLP

August 16, 2006